ORCHID ISLAND CAPITAL ANNOUNCES
JUNE 2016 MONTHLY DIVIDEND AND
MAY 31, 2016 RMBS PORTFOLIO CHARACTERISTICS

	June 2016 Monthly Dividend of $0.14 Per Share
	RMBS Portfolio Characteristics as of May 31, 2016

Vero Beach, Fla., June 9, 2016 - Orchid Island Capital, Inc. (the "Company") (NYSE:ORC) announced today that the Board of Directors declared a monthly cash dividend for the month of June 2016. The dividend of $0.14 per share will be paid June 30, 2016, to holders of record on June 28, 2016, with an ex-dividend date of June 24, 2016.

The Company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust ("REIT"), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of June 9, 2016, the Company had 21,963,996 shares outstanding, including shares sold via the Company's at the market program through that date that have not yet settled. At March 31, 2016, the Company had 21,772,464 shares outstanding.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of May 31, 2016 are presented below. These figures are preliminary and subject to change. The information contained herein is an intra-quarter update created by the Company based upon information that the Company believes is accurate:

	RMBS Valuation Characteristics
	RMBS Assets by Agency
	Investment Company Act of 1940 (Whole Pool) Test Results
	Repurchase Agreement Exposure by Counterparty
	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests in Agency RMBS that are either traditional pass-through Agency RMBS or structured Agency RMBS. Orchid Island Capital, Inc. has elected to be taxed as a REIT for federal income tax purposes.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company's distributions. These forward-looking statements are based upon Orchid Island Capital, Inc.'s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the "Risk Factors" section of the Company's Form 10-K for the year ended December 31, 2015.

RMBS Valuation Characteristics
($ in thousands)
				Percentage	Weighted	Realized
	Current	Fair	Current	of	Average	May 2016 CPR
Asset Category	Face	Value	Price	Portfolio	Coupon	(Reported in Jun)
As of May 31, 2016
Adjustable Rate RMBS	$1,982	$2,085	105.19	0.10%	3.08%	0.67%
10-1 Hybrid Rate RMBS	49,457	51,156	103.43	2.48%	2.55%	14.02%
Hybrid Adjustable Rate RMBS	49,457	51,156	103.43	2.48%	2.55%	14.02%
15 Year Fixed Rate RMBS	93,859	99,368	105.87	4.81%	3.28%	6.88%
20 Year Fixed Rate RMBS	424,698	460,120	108.34	22.27%	4.00%	7.94%
30 Year Fixed Rate RMBS	1,239,577	1,361,208	109.81	65.88%	4.35%	7.00%
Total Fixed Rate RMBS	1,758,134	1,920,696	109.25	92.96%	4.21%	7.22%
Total Pass-through RMBS	1,809,573	1,973,937	109.08	95.54%	4.17%	7.40%
Interest-Only Securities	535,212	54,998	10.28	2.66%	3.59%	17.23%
Inverse Interest-Only Securities	197,442	37,175	18.83	1.80%	5.91%	17.80%
Structured RMBS	732,654	92,173	12.58	4.46%	4.53%	17.38%
Total Mortgage Assets	$2,542,227	$2,066,110		100.00%	4.18%	10.27%

RMBS Assets by Agency			Investment Company Act of 1940 (Whole Pool) Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value	Portfolio	Asset Category	Value	Portfolio
As of May 31, 2016			As of May 31, 2016
Fannie Mae	$1,680,896	81.4%	Whole Pool Assets	$1,479,484	71.6%
Freddie Mac	374,530	18.1%	Non Whole Pool Assets	586,626	28.4%
Ginnie Mae	10,684	0.5%	Total Mortgage Assets	$2,066,110	100.0%
Total Mortgage Assets	$2,066,110	100.0%

Borrowings By Counterparty
($ in thousands)
			Weighted
		% of	Average
	Total	Total	Maturity	Longest
As of May 31, 2016	Borrowings	Debt	in Days	Maturity
Citigroup Global Markets Inc	$269,966	14.1%	43	7/26/2016
South Street Securities, LLC	189,211	9.8%	2	6/16/2016
FHLB-Cincinnati	141,835	7.4%	33	7/25/2016
Goldman, Sachs & Co	129,295	6.7%	16	7/20/2016
J.P. Morgan Securities LLC	126,898	6.6%	52	8/12/2016
Cantor Fitzgerald & Co	122,588	6.4%	51	7/26/2016
Guggenheim Securities, LLC	119,451	6.2%	15	6/27/2016
Wells Fargo Bank, N.A.	103,326	5.4%	12	6/17/2016
Natixis, New York Branch	102,244	5.3%	10	6/20/2016
Daiwa Securities America Inc.	99,762	5.2%	6	6/10/2016
Mitsubishi UFJ Securities (USA), Inc	97,088	5.0%	31	7/18/2016
ICBC Financial Services LLC	94,777	4.9%	43	7/18/2016
KGS-Alpha Capital Markets, L.P	87,506	4.5%	50	7/25/2016
Nomura Securities International, Inc.	71,397	3.7%	17	7/26/2016
Mizuho Securities USA, Inc	64,937	3.4%	61	8/18/2016
ED&F Man Capital Markets Inc	57,265	3.0%	1	6/1/2016
RBC Capital Markets, LLC	41,701	2.2%	41	7/11/2016
Suntrust Robinson Humphrey, Inc	4,231	0.2%	8	6/8/2016
Total Borrowings	$1,923,478	100.0%	28	8/18/2016

RMBS Risk Measures
($ in thousands)
Mortgage Assets
		Weighted
		Average		Weighted		Weighted		Modeled	Modeled
		Months		Average		Average		Interest	Interest
		To Next		Lifetime		Periodic		Rate	Rate
	Fair	Coupon Reset		Cap		Cap Per Year		Sensitivity	Sensitivity
Asset Category	Value	(if applicable)		(if applicable)		(if applicable)		(-50 BPS)(1)	(+50 BPS)(1)
As of May 31, 2016
Adjustable Rate RMBS	$2,085	2		10.05%		2.00%		$7	$(8)
Hybrid Adjustable Rate RMBS	51,156	80		7.55%		2.00%		645	(833)
Total Fixed Rate RMBS	1,920,696	n/	a	n/	a	n/	a	30,519	(41,161)
Total Pass-through RMBS	1,973,937	n/	a	n/	a	n/	a	31,171	(42,002)
Interest-Only Securities	54,998	n/	a	n/	a	n/	a	(8,354)	6,835
Inverse Interest-Only Securities	37,175	1		6.35%		n/	a	502	(1,351)
Structured RMBS	92,173	n/	a	n/	a	n/	a	(7,852)	5,484
Total Mortgage Assets	$2,066,110	n/	a	n/	a	n/	a	$23,319	$(36,518)

Funding Hedges
								Modeled	Modeled
								Interest	Interest
				Average		Hedge		Rate	Rate
				Notional		Period		Sensitivity	Sensitivity
				Balance(2)		End Date		(-50 BPS)(1)	(+50 BPS)(1)
Eurodollar Futures Contracts - Short Positions				$160,000		Mar-2019		$(2,319)	$3,000
Treasury Futures Contracts - Short Positions				185,000		Sep-2026		(7,714)	7,440
Payer Swaps				600,000		Feb-2020		(10,322)	10,322
TBA Short Positions				80,000		Jun-2016		(852)	1,259
Grand Total								$2,112	$(14,497)

(1)
Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(2)	Treasury futures contracts were valued at a price of $129.69 at May 31, 2016. The nominal value of the short position was $239.9 million.

Contact:

Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400